Exhibit 21
Pride International, Inc.
Subsidiaries as of December 31, 2006

Company Name	Jurisdiction
Amethyst Financial Company Ltd.	British Virgin Islands
Andre Maritime Ltd.	Bahamas
C.A. Foravep	Venezuela
Caland Boren B.V.	Netherlands
Compagnie Monegasque de Services Comoser S.A.M.	Monaco
Criwey Corporation S.A.	Uruguay
Drilling Labor Services PTE Ltd.	Singapore
Dupont Maritime Ltd.	British Virgin Islands
Dupont Maritime Ltd.	Liberia
Durand Maritime SNC	France
Foradel SDN B.H.D.	Malaysia
Forafels Inc.	Panama
Foral S.N.C.	France
Forasol S.N.C.	France
Forasub B.V.	Netherlands
Forinter Limited	Channel Islands
Forwest de Venezuela	Venezuela
Gisor (UK) Limited	United Kingdom
Gulf of Mexico Personnel Services S.R.L de C.V	Mexico
Hispano Americana de Petroleos S.R.L	Argentina
Horwell S.A.S.	France
Inter-Drill Limited	Bahamas
Internationale de Travaux et de Materiel (I.T.M.) S.A.S.	France
Larcom Insurance, Ltd.	Bermuda
Marlin Colombia Drilling Co., Inc.	British Virgin Islands
Martin Maritime Ltd.	Bahamas
Medfor (L) Ltd.	Malaysia
Medfor S.A.S.	France
Mexico Drilling Limited LLC	Delaware
Mexico Offshore Inc.	Delaware
Perforaciones Pride S.R.L de C.V	Mexico
Petro Tech Saic.de M.y.S.	Netherlands Antilles
Petrodrill Five Limited	British Virgin Islands
Petrodrill Four Limited	British Virgin Islands
Petrodrill Seven Limited	British Virgin Islands
Petrodrill Six Limited	British Virgin Islands
Petroleum International PTE Ltd.	Singapore
Petroleum Supply Company	Delaware
Pride Amethyst II Ltd.	British Virgin Islands
Pride Amethyst Ltd.	British Virgin Islands
Pride Arabia Limited	Saudi Arabia
Pride Atyrau L.L.P.	Kazakhstan
Pride Central America, LLC	Delaware
Pride Cyprus Ltd.	Cyprus
Pride de Venezuela C.A.	Venezuela
Pride do Brasil Servicios de Petroleo, Ltda.	Brazil
Pride Drilling N.V.	Netherlands Antilles
Pride Drilling, LLC	Delaware

Pride E&P Services Ltd.	British Virgin Islands
Pride Foramer S.A.S.	France
Pride Forasol Drilling Nigeria Limited	Nigeria
Pride Forasol S.A.S.	France
Pride Global I Ltd.	British Virgin Islands
Pride Global II Ltd.	British Virgin Islands
Pride Global III Ltd.	British Virgin Islands
Pride Global Ltd.	British Virgin Islands
Pride Internacional de Mexico LLC	Delaware
Pride International Bolivia Ltda.	Bolivia
Pride International C.A.	Venezuela
Pride International JSC	Russian Federation
Pride International Ltd.	British Virgin Islands
Pride International Management Company LP	United States
Pride International Management GP LLC	Delaware
Pride International Management LP LLC	Delaware
Pride International Personnel, Ltd.	British Virgin Islands
Pride International S.R.L	Argentina
Pride International Services, Inc.	Delaware
Pride International Venezuela Ltd.	British Virgin Islands
Pride Limassol Ltd.	Cyprus
Pride Mexico Holdings, LLC	Delaware
Pride North America LLC	Delaware
Pride North Atlantic, Ltd.	British Virgin Islands
Pride North Sea (UK) Limited	United Kingdom
Pride North Sea, Ltd.	British Virgin Islands
Pride Offshore International LLC	Delaware
Pride Offshore, Inc.	Delaware
Pride Ohio, Ltd.	British Virgin Islands
Pride Peru S.A.	Peru
Pride Services Ltd.	British Virgin Islands
Pride South America Ltd.	British Virgin Islands
Pride South Pacific LLC	Delaware
Pride-Forasol-Foramer Ltd.	British Virgin Islands
Pridemaritima, Ltd.	British Virgin Islands
Redfish Holdings S.R.L de C.V	Mexico
San Antonio Services, Ltd.	British Virgin Islands
SE Pacific Drilling, Ltd.	British Virgin Islands
Servicios Especiales San Antonio S.A.	Argentina
Servicios Petroleros San Antonio de Venezuela Ltd.	British Virgin Islands
Servicios Petroleros San Antonio de Venezuela S.A.	Venezuela
Societe Maritime de Services “SOMASER” S.N.C.	France
Sonamer Angola Ltd.	Bahamas
Sonamer Drilling International Limited	Bahamas
Sonamer France S.A.S.	France
Sonamer Jack-Ups Ltd.	Bahamas
Sonamer Limited	Bahamas
Sonamer Perfuracoes Ltd.	Bahamas
Twin Oaks Financial Ltd.	British Virgin Islands
Unap International Ltd.	Cayman Islands
Uniao Nacional de Perforacao Ltda. U.N.A.P.	Brazil
Utah Drilling Limited	British Virgin Islands
Westville Management Corporation	British Virgin Islands